Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81938) pertaining to the registration of additional shares for the Grubb & Ellis Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-63136) pertaining to the Grubb & Ellis Company 2000 Stock Option Plan, the Stock Purchase Agreement between the Company and Barry M. Barovick, dated as of May 15, 2001 and the Employment Agreement between the Company and Barry M. Barovick dated as of May 15, 2001, the Registration Statement (Form S-8 No. 333-67729) pertaining to the Grubb & Ellis Company Deferred Compensation Plan, the Registration Statement (Form S-8 No. 333-73331) pertaining to the Grubb & Ellis 1998 Stock Option Plan and the 1993 Stock Option Plan for Outside Directors of Grubb & Ellis Company, the Registration Statement (Form S-8 No. 333-42741) pertaining to the Grubb & Ellis Company 1990 Amended and Restated Stock Option Plan and Grubb & Ellis Employee Stock Purchase Plan, the Registration Statements (Form S-8 Nos. 33-71580, 33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, and the Registration Statement (Form
S-8 No. 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors of Grubb & Ellis Company, of our report dated January 19, 2007, with respect to the statement of revenue and certain expenses of the 6400 Shafer Court – Rosemont, Illinois and our report dated February 20, 2007 with respect to the statement of revenue and certain expenses of the Abrams Office Centre – Dallas, Texas both included in this current report on Form 8-K/A.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
May 2, 2007

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